UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021 (the “Effective Date”), the board of directors (the “Board”) of Rigel Pharmaceuticals, Inc. (“Rigel” or the “Company”) increased the size of the Board from nine to ten, creating a vacancy on the Board.

On the Effective Date, the Board appointed, upon the recommendation of the Board’s Corporate Governance, Health Care Compliance Oversight and Nominating Committee, Kamil Ali-Jackson to fill in the vacancy on the Board and to serve as a member of the Board until her successor is elected and has qualified, or sooner in the event of her death, resignation or removal. Ms. Ali-Jackson joins the class of directors whose term expires at the 2022 annual stockholders’ meeting.

As of the Effective Date, Ms. Ali-Jackson will participate in the Company’s standard non-employee director compensation arrangements. Under these arrangements, Ms. Ali-Jackson will receive a yearly retainer of $50,000 starting on the Effective Date, with payment pro-rated for any partial period of service. In addition, Ms. Ali-Jackson will receive stock option grants under our 2018 Equity Incentive Plan, as amended (the “Plan”). As of the Effective Date, Ms. Ali-Jackson received an initial option grant to purchase 120,000 shares of common stock under the Plan (the “Initial Grant”). The shares subject to the Initial Grant vest in accordance with the schedule set forth below that results in a shorter period of full vesting: (i) 1/36th of the shares subject to the Initial Grant vest each month after the date of grant over a period of three years; or (ii) the shares subject to the Initial Grant vest in equal monthly installments after the date of grant over a period commencing on the date that the non-employee is appointed to the Board and ending on the date of the annual meeting of stockholders at which the non-employee director is first scheduled to be considered for election. In addition, on the day following each annual meeting of stockholders, each non-employee director will automatically receive an annual option grant to purchase 30,000 shares of common stock under the Plan (the “Annual Option”) and 25,000 restricted stock unit awards under the Plan (the “Annual RSU Award”), with the Annual Option and Annual RSU Award pro-rated for any partial period of service. The shares subject to the Annual Option vest such that 1/12th of the shares vest each month after the date of grant over a period of one year, and the shares subject to the Annual RSU Award vest on the date prior to the Company’s next annual meeting of stockholders. Rigel has also entered into its standard form of indemnification agreement with Ms. Ali-Jackson.

There are no arrangements or understandings between Ms. Ali-Jackson and any other persons pursuant to which she was elected as a member of the Board. The Board has not appointed Ms. Ali-Jackson to any standing Board committee. The Board has determined that Ms. Ali-Jackson is independent under the Company’s Corporate Governance Guidelines, applicable U.S. Securities and Exchange Commission requirements and Nasdaq listing standards. There is no transaction involving Ms. Ali-Jackson that requires disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2021	RIGEL PHARMACEUTICALS, INC.

By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary